EXHIBIT 21.1

LIST OF SUBSIDIARIES

WCG Health Management, Inc., a Delaware corporation
The WellCare Management Group, Inc., a New York corporation
WellCare of Florida, Inc., a Florida corporation
HealthEase of Florida, Inc., a Florida corporation
WellCare of New York, Inc., a New York corporation
WellCare of Connecticut, Inc., a Connecticut corporation
Harmony Health Systems, Inc., a New Jersey corporation
Harmony Health Plan of Illinois, Inc., a Illinois corporation
Harmony Health Management, Inc., a New Jersey corporation
WellCare of Louisiana, Inc., a Louisiana corporation
Harmony Behavioral Health, Inc., a Florida corporation
Comprehensive Health Management, Inc., a Florida corporation
Comprehensive Health Management of Florida, L.C., a Florida limited liability company
Comprehensive Reinsurance, Ltd., a Cayman Island corporation
WellCare of Georgia, Inc., a Georgia corporation
WellCare Prescription Insurance, Inc., a Florida corporation
WellCare of Ohio, Inc., an Ohio corporation
Comprehensive Logistics, LLC, a Florida limited liability company